                    NO SALE, OFFER TO SELL OR TRANSFER OF THE
                    SECURITIES REPRESENTED BY THIS OPTION OR
                    THE SHARES ISSUABLE UPON EXERCISE THEREOF
                       SHALL BE MADE UNLESS A REGISTRATION
                     STATEMENT UNDER THE FEDERAL SECURITIES
                  ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH
                  SECURITIES IS THEN IN EFFECT OR AN EXEMPTION
                    FROM THE REGISTRATION REQUIREMENT OF SUCH
                 ACT IS THEN IN FACT APPLICABLE TO SUCH TRANSFER


NOT EXERCISABLE PRIOR TO NOVEMBER 15, 1998

VOID AFTER 5 P.M., NEW YORK CITY TIME, NOVEMBER 15, 2008
                        . . . . . . . . . . . . . . . . .

Option to purchase 80,000 shares of Common Stock of


                                ARIEL CORPORATION
                                 2540 Route 130
                           Cranbury, New Jersey 08512


         This certifies that, for value received, Etienne Perold (hereinafter called the "holder") as registered owner of this Option, is entitled at any time or from time to time at or after November 15, 1998 and at or before 5:00 P.M., New York time, on November 15, 2008, but not thereafter, to subscribe for, purchase and receive 80,000 fully paid and non-assessable shares of Common Stock of Ariel Corporation (hereinafter called the "Corporation" or "Company") at a price of $4.00 per share upon presentation and surrender of this instrument and upon payment of the purchase price of said shares of said Common Stock, to the Corporation, at the principal office of the Corporation, provided that upon the occurrence of any of the events specified in the Statement of Rights to Options annexed hereto and hereby made a part hereof as fully as if set forth at length herein, the rights granted hereby shall be adjusted as therein specified. Upon the exercise of this Option, the form of election annexed hereto must be duly executed and the accompanying instructions for registration of stock must be filled in. If the subscription rights represented hereby shall not be exercised at or before 5 P.M., New York City Time November 15, 2008, this Option shall become and be void and all rights represented hereby shall cease.

         Subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, this Option may not be assigned in whole or in part by the execution by the holder.

         This Option may be exercised in whole or in part. In case of the exercise hereof in part only, the Corporation will cause to be delivered to the holder a new Option of like tenor in the name of the holder evidencing the right of the holder to purchase the number of shares purchasable hereunder as to which the Option has not been exercised.

         WITNESS the signature of the duly authorized officers of the Corporation.



                                                     ARIEL CORPORATION



                                                     By:________________________
                                                        Jay Atlas, CEO



                                                     By:________________________
                                                        Harold Paul, Secretary

                         Statement of Rights to Options

                                       and

                                Form of Exercise

                  (a) In case, prior to the expiration of this Option by exercise or by its terms, the Corporation shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then in either of such cases, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to this Option shall be proportionately increased; and conversely, in the event the Corporation shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to this Option shall be proportionately decreased. If the Corporation shall, at any time during the life of this Option, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Option, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

                  (b) In case, prior to the expiration of this Option by exercise or by its terms, the Corporation shall be recapitalized by reclassifying its outstanding Common Stock, (other than a change in par value to no par value), or the corporation or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), then, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the holder of this Option shall thereafter have the right to purchase, upon the basis and on the terms and conditions specified in this Option, in lieu of the shares of Common Stock of the Corporation theretofore purchasable upon the exercise of this Option, such shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for the number of shares of Common Stock of the Corporation theretofore purchasable upon the exercise of this Option, had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the Option holder to any adjustment in the number of shares of Common Stock purchasable upon the exercise of this Option, as hereinbefore provided, shall continue and be preserved in respect of any stock which the Option holder becomes entitled to purchase.

                  (c) In case the Corporation at any time while this Option shall remain unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the holder of this Option may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Corporation which he would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Corporation, provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to exercise this Option shall terminate on a date fixed by the Corporation; such date so fixed to be not earlier than 5 P.M., New York City Time, on the forty-fifth day next succeeding the date on which notice of such termination of the right to exercise this Option has been given by mail to the registered holder of this Option at this address as it appears on the books of the Corporation.

                  (d) Upon any exercise of this Option by the Option holder, the Corporation shall not be required to deliver fractions of one share, but adjustment in the purchase price payable by the Option holder shall be made in respect of any such fraction of one share on the basis of the purchase price per share then applicable upon exercise of this Option.

                  (e) In case, prior to the expiration of this Option by exercise or by its terms, the Corporation shall determine to take a record of its stockholders for the purpose of determining stockholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the securities or assets deliverable upon the exercise of this Option pursuant to the foregoing provisions, the Corporation shall give at least ten days prior written notice to the effect that it intends to take such record to the registered holder of this Option at his address as it appears on the books of the Corporation, said notice to specify the date as of which such record is to be taken, the purpose for which such record is to be taken, and the number, amount, price and nature of the securities and/or assets which will be deliverable upon exercise of this Option after the action for which such record will be taken has been consummated.

                  (f) The Corporation may deem and treat the registered holder of the Option at any time as the absolute owner hereof for all purposes, and shall not be affected by any notice to the contrary.

                  (g) This Option shall not entitle any holder thereof to any of the rights of stockholders, and shall not entitle any holder thereof to any dividend declared upon the Common Stock unless the holder shall have exercised the within Option and purchased the shares of Common Stock prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to said dividend.

                               EXERCISE OF OPTION
                               __________________

         The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing _______________ of the shares of Common Stock of said Corporation called for thereby and hereby makes payment of $____________ in payment of the purchase price thereof. Please issue the shares of stock so purchased in accordance with the instructions given below.



                                    ____________________________________________
                                    Signature


         INSTRUCTIONS FOR REGISTRATION OF STOCK ON THE BOOKS OF THE COMPANY



Name _________________________________________


Address ______________________________________


        ______________________________________


        ______________________________________